UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On October 19, 2006, Employers Mutual Casualty Company (“EMCC”), the parent company of EMC Insurance Group Inc. (the “Company”), and three executive officers of EMCC and the Company entered into agreements (the “Agreements”) providing for the surrender of certain stock options (the “Excess Options”) issued in excess of a limitation contained in the 1993 Employers Mutual Casualty Company Incentive Stock Option Plan and the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan (collectively, the “Plan”) and, with respect to one executive officer, the surrender of shares of Company common stock (“Stock”) received by him upon the exercise of Excess Options (the “Excess Option Shares”). In exchange for the surrender of the Excess Options and the Excess Option Shares, the executive officers will receive cash payments based on the fair value of the surrendered Excess Options and Excess Option Shares, as applicable. The Agreements also provided for additional benefits to compensate two of the three executive officers for the fair value of option grants that were initially authorized as part of their 2006 compensation arrangements, but were never issued as a result of a determination that such options could not be granted without exceeding a limitation imposed by the Plan. The background of the Excess Option grants and the material terms of the Agreements are summarized below.

The Plan provides solely for the grant of stock options that qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, as amended. To comply with the requirements of Section 422, the Plan contains certain restrictions, including a restriction that the aggregate fair market value of Stock with respect to which options are exercisable for the first time by an option holder may not exceed $100,000 during any calendar year (the “$100,000 Limitation”). This restriction, in effect, places a limitation on the number of options that can be granted to a particular participant during any given year. As a result of an oversight in record-keeping with respect to the Plan, stock options exceeding the $100,000 Limitation (i.e., the Excess Options) were granted during several years to Bruce G. Kelley, President and Chief Executive Officer, Ronald W. Jean, Executive Vice President for Corporate Development, and William A. Murray, Executive Vice President and Chief Operating Officer. The oversight in record-keeping recently became known and, upon review of the Excess Option grants, it was determined that the Excess Options had not properly been granted in accordance with the terms of the Plan. The review also determined that certain of the Excess Options issued to Mr. Kelley had previously been exercised, resulting in the issuance of Excess Option Shares that were not properly issued in accordance with the terms of the Plan, while none of the Excess Options granted to Mr. Jean or Mr. Murray had been exercised. Moreover, additional option grants were initially authorized for the three executive officers as part of the 2006 compensation process. These options were never issued, however, as it was determined, prior to issuance, that a substantial portion of the options would exceed the $100,000 Limitation and thus could not be properly granted in accordance with the terms of the Plan. The three executive officers consequently did not receive the option grants that were authorized for them as part of their 2006 compensation arrangements. The following table indicates, for each executive officer, the number of Excess Options granted, the number of Excess Options exercised (resulting in the issuance of a like number of Excess Option Shares), the number of Excess Options held prior to surrender and the number of options that were to have been granted as part of their 2006 compensation arrangements:

	Excess Options Granted	Excess Options Exercised	Excess Options Held Prior to Surrender	2006 Options Authorized But Not Issued

Bruce G. Kelley	16,123	10,553	5,570	9,000

Ronald W. Jean	3,859	0	3,859	7,500

William A. Murray	6,218	0	6,218	37,500

Total	26,200	10,553	15,647	54,000

Upon discovery that Excess Options had been issued in past years and the 2006 option grants could not be issued, EMCC and the Company determined that the appropriate course of action would be: (i) to arrange for a surrender of the Excess Options and, in the case of Mr. Kelley, the Excess Option Shares he received upon the exercise of a portion of his Excess Options, in exchange for a cash payment based on the fair value of the Excess Options and the Excess Option Shares being surrendered; and (ii) to provide an alternative form of compensation to the executive officers in lieu of the 2006 option grants they were to have received. To achieve this goal, EMCC, in its capacity as employer of the three executive officers and sponsor of the Plan, and the three executive officers entered into the Agreements, following approval of the Agreements by both the Senior Executive Compensation and Stock Option Committee of EMCC and the Compensation Committee of the Company (the “Compensation Committees”). The Agreements include the following material terms, as applicable:

•	The surrender by each executive officer of the Excess Options held by him and, in the case of Mr. Kelley, the surrender of the Excess Option Shares received by him upon the exercise of Excess Options.

•

A cash payment to each executive officer for the fair value of the Excess Options surrendered. Fair value was determined based on an estimate of the “bargain element” that would have been received had the executive officer been able to exercise the Excess Options, with the bargain element being equal to the difference between the exercise price of the Excess Options and the greater of: (i) the average of the high and low market prices for the Stock reported as of the close of trading on September 15, 2006 (the last trading day prior to the effective date of the Agreements on which the executive officers could have traded in advance of the black-out period associated with the release of third quarter earnings); and (ii) the sum of: (a) the low market price of the Stock during the twelve-month period ending on September 15, 2006 (excluding black-out periods); and (b) 75% of the difference between the high and low market prices of the Stock during such twelve-month period (with any high or low market price recorded during any black-out period being disregarded for purposes of this calculation). Application of the foregoing formula resulted in the Excess Options being valued at $29.74 each, from which the exercise price of the Excess Options was deducted to arrive at the bargain element to be paid to the executive officers.

•

A cash payment to Mr. Kelley for the fair value of the Excess Option Shares surrendered by him, with such fair value being determined as the greater of: (i) the average of the high and low market prices for the Stock reported as of the close of trading on September 15, 2006 (the last trading day prior to the effective date of the Agreements on which Mr. Kelley could have traded in advance of the black-out period associated with the release of third quarter earnings); and (ii) the sum of: (a) the low market price of the Stock during the twelve-month period ending on September 15, 2006 (excluding black-out periods); and (b) 75% of the difference between the high and low market prices of the Stock during such twelve-month period (with any high or low market price recorded during any black-out period being disregarded for purposes of this calculation). Application of the foregoing formula resulted in the Excess Option Shares being valued at $29.74 each for purposes of the payment to be made to Mr. Kelley.

•

A tax “gross-up” payment to each executive officer to take into account: (i) the differential between the combined federal and state tax rate applicable to the payments to be received under the Agreements (which will be considered “ordinary income” for federal and state income tax purposes) and the combined federal and state tax rate applicable to long-term capital gains that would have been paid by the executive officers had they been able to exercise the Excess Options and later sell the shares after holding them for a period of more than one year; (ii) FICA/Medicare taxes payable on the amounts to be paid under the Agreements; and (iii) an additional “gross-up” payment to take into account the federal and state income taxes owing on the gross-up payment itself.

•

Reimbursement to Mr. Kelley for the amount of alternative minimum tax (AMT) paid by him on his personal tax returns with respect to the exercise of certain Excess Options, including a tax “gross-up” payment to take into account the federal and state taxes applicable to the reimbursement.

•

Payments received under the Agreements are not eligible for deferral under any of EMCC’s non-qualified plans and will not trigger contributions on behalf of the executive officers under any of EMCC’s employee or executive benefit plans. Such payments will also not be taken into account in calculating any benefits accruing to the executive officers under any EMCC employee or executive benefit plan.

•

A cash payment to Mr. Jean in substitution for the options that were initially authorized to be granted to him as part of his 2006 compensation arrangement. The payment will be based on the grant-date fair value of the options, with such value determined by the Black-Scholes-Merton option-pricing model currently employed by the Company for purposes of determining the expense to be recognized in its financial statements with respect to option grants. The Black-Scholes-Merton grant date fair value for the 2006 options was $5.84 per option and this amount was used to calculate the payment to be made to Mr. Jean. Mr. Kelley elected not to receive a similar payment based on his unissued 2006 option grant, but rather has requested that the options be re-issued in the future.

•

The implementation of a stock appreciation rights arrangement for the benefit of Mr. Murray in substitution for the options that were initially authorized to be granted to him as part of his 2006 compensation arrangement. As background, the 2006 option grant initially authorized for Mr. Murray was significantly larger than in previous years in recognition of his anticipated retirement within the next five years and the desire to have these options vest and become exercisable prior to his retirement. Mr. Kelley and Mr. Jean, on the other hand, were authorized to receive options grants that were substantially in line with option grants received during previous years. This difference in approach in awarding the 2006 option grants lead to a determination by the Compensation Committees that a different arrangement was appropriate for Mr. Murray. The stock appreciation rights arrangement is designed to provide Mr. Murray with the opportunity to achieve the same approximate level of incentive compensation, based on the performance of the Stock, that would have been possible had the 2006 option grant actually been issued to him. The arrangement has been incorporated into a Stock Appreciation Rights Agreement that has been modeled after the terms of the Plan and involves the issuance of stock appreciation “units” (in lieu of stock options) that will track the performance of the Stock over time. A total of 37,500 units have been granted to Mr. Murray, with 20% of such units vesting on an annual basis, commencing in 2007. Cash payments based on the “value” of the units will be made to Mr. Murray on an annual basis commencing in 2012 and continuing through 2016. The amount of the annual payments will be determined by reference to the greater of: (i) the market price of the Stock (using a formula based on the high and low trading prices of the Stock over the preceding 12 months, excluding black-out periods) less the exercise price associated with the 2006 option grants ($24.60); and (ii) an amount equal to the grant-date fair value of the 2006 option grants as determined by the Black-Scholes-Merton option-pricing model ($5.84 per option) plus an interest factor applied to such amount commencing in 2006 and continuing through the date of each annual payment.

Based on the terms of the Agreements as noted above, the following payments will be made to the three executive officers:

•	Payment to Mr. Kelley. Mr. Kelley will receive the sum of $568,238 composed of the following amounts:
Payment for Excess Options surrendered	$ 72,072

Payment for Excess Option Shares surrendered	313,846

Reimbursement of AMT paid	26,216

Tax gross-up payment	156,104

Total	$568,238

•	Payment to Mr. Jean. Mr. Jean will receive the sum of $111,837 composed of the following amounts:
Payment for Excess Options surrendered	$ 39,026

Payment in substitution of 2006 option grant	43,800

Tax gross-up payment	29,011

Total	$111,837

•	Payment to Mr. Murray. Mr. Murray will receive the sum of $85,816 composed of the following amounts:
Payment for Excess Options surrendered	$63,556

Tax gross-up payment	22,260

Total	$85,816

In addition, Mr. Murray will receive a minimum of $318,825 under the terms of the Stock Appreciation Rights Agreement during the years 2012 to 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Agreement with Bruce G. Kelley
10.2	Agreement with Ronald W. Jean
10.3	Agreement with William A. Murray
10.4	Stock Appreciation Rights Agreement for William A. Murray

_______________________________________________________________________________________

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 19, 2006

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement with Bruce G. Kelley
10.2	Agreement with Ronald W. Jean
10.3	Agreement with William A. Murray
10.4	Stock Appreciation Rights Agreement for William A. Murray